Exhibit 1.1


                              3,480,000 Shares*

                           LaSalle Hotel Properties

           10 1/4 % Series A Cumulative Redeemable Preferred Shares
                            Of Beneficial Interest


                            UNDERWRITING AGREEMENT


                                                      St. Petersburg, Florida
                                                            February 28, 2002


Raymond James & Associates, Inc.
Legg Mason Wood Walker, Incorporated
Prudential Securities Incorporated
SG Cowen Securities Corporation
As Representatives of the Several Underwriters
   listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

         LaSalle Hotel Properties, a Maryland real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of 3,480,000 shares of its 10 1/4 % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $.01 per share (Liquidation Preference $25 Per Share) (the "Preferred Stock"). The aggregate of 3,480,000 shares to be purchased from the Company are called the "Firm Shares." In addition, the Company has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 520,000 shares of 10 1/4 % Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (Liquidation Preference $25 Per Share) (the "Additional Shares") to cover over-allotments by the Underwriters, if any. The Firm Shares and the Additional Shares are collectively referred to in this Agreement as the "Shares." Raymond James & Associates, Inc., Legg Mason Wood Walker, Incorporated, Prudential Securities Incorporated, and SG Cowen Securities Corporation are acting as the representatives of the several Underwriters and in such




--------------
* Plus an additional 520,000 shares subject to Underwriters' over-allotment option.

capacity are referred to in this Agreement as the "Representatives."

          The Company and the LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the several purchases of the Shares from the Company.

         1. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-77371) and pre-effective amendment No.1 thereto for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), and the offering thereof in accordance with Rule 415 of the rules and regulations of the Commission under the Act. Such registration statement has been declared effective by the Commission under the Act. Such registration statement (as so amended, if applicable, and including the exhibits thereto), is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Shares, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference or deemed to be incorporated by reference therein, including, without limitation, all documents incorporated or deemed to be incorporated by reference therein and filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof. A "Preliminary Prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the Act and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company and shall also be deemed to include all documents incorporated herein by reference or deemed to be incorporated by reference therein, including, without limitation, all documents incorporated or deemed to be incorporated by reference therein filed by the Company with the Commission pursuant to the Exchange Act prior to the date hereof. For purposes of this Agreement, all references to the Registration Statement, Prospectus or Preliminary Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the date hereof; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include any document filed under the Exchange Act which is incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of this Agreement.

         2. Agreements to Sell and Purchase. The Company hereby agrees to issue and sell the Firm Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $24.1875 per Share (the "purchase price per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto.

         The Company hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the final prospectus supplement constituting part of the Prospectus to purchase from the Company up to 520,000 Additional Shares at the purchase price per Share for the Firm Shares. The Additional Shares may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments as you may determine to avoid fractional shares) that bears the same proportion to the total number of Additional Shares to be purchased by the Underwriters as the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Shares. The option to purchase Additional Shares may be exercised at any time within 30 days after the date of the final prospectus supplement constituting part of the Prospectus, but no more than once.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as this Agreement has become effective and as in your judgment is advisable, and initially to offer the Shares upon the terms set forth in the Prospectus.

          Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Firm Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on March 6, 2002, or such other place, time and date not later than 1:30 p.m., St. Petersburg, Florida time, on March 20, 2002, as the Representatives shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Representatives and the Company. The Company hereby acknowledges that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Company and the Representatives to recirculate to the public copies of an amended or supplemented Preliminary Prospectus or Prospectus, or a delay as contemplated by the provisions of Section 11 hereof.

          Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made by wire transfer in immediately available funds at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida, at 10:00 a.m., St. Petersburg, Florida time, on such date or dates (the "Additional Closing Date") (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Representatives on behalf of the Underwriters to the Company, of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. Such notice may be given at any time within 30 days after the date of the final prospectus supplement constituting part of the Prospectus and must set forth (i) the aggregate number of Additional Shares as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Shares are to be registered. The place of closing for the Additional Shares and the Additional Closing Date may be varied by agreement between you and the Company.

          Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date or the Additional Closing Date, as the case may be. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Additional Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to an account specified in writing, not later than the close of business on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be, by the Company. Payment for the Shares sold by the Company hereunder shall be delivered by the Representatives to the Company.

         It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Firm Shares and the Additional Shares, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

         5. Covenants and Agreements of the Company and the Operating
Partnership.

         5.1 The Company and the Operating Partnership covenant and agree with the several Underwriters, jointly and severally, as follows:

              (a) The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and of the time and date that any post-effective amendment to the Registration Statement becomes effective, and
(ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. The Company will file the Prospectus with the Commission in accordance with Rule 424(b) of the Act before the close of business on the second business day immediately following the date hereof. The Company will provide the Underwriters with copies of the Prospectus in such numbers as the Underwriters may reasonably request.

              (b) The Company will furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto as you may reasonably request.

              (c) Prior to the Closing Date or any Additional Closing
Date, the Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

              (d) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of the Preliminary Prospectus. Consistent with the provisions of Section 5(e) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

              (e) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for so long as a prospectus is required to be delivered under the Act or the Exchange Act, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares. If any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

              (f) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing.

              (g) The Company will make generally available to the Company's security holders and to the Representatives as soon as practicable an earnings statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

              (h) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

              (i) The net proceeds from the sale of the Shares to be sold by the Company hereunder will be applied in accordance in all material respects with the statements under the caption "Use of Proceeds" in the Prospectus. The Company shall contribute the net proceeds from the sale of the Shares to the Operating Partnership. In exchange for the contribution of such net proceeds, on the Closing Date, the Operating Partnership will issue the Units (as hereinafter defined) with an aggregate liquidation preference equal to the aggregate liquidation preference of the shares (as defined below) to the Company, and the terms of such Units will be substantially equivalent to the economic terms of the Shares.

              (j) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

              (k) The Company will use its best efforts to effect the listing of the Shares on the New York Stock Exchange ("NYSE") no later than March 28, 2001. If at any time when the Company distributes an annual report to shareholders or investors pursuant to Section 13(a) of the Exchange Act the Shares are not listed on a national securities exchange or the NASDAQ Stock Market ("NASDAQ"), the Company will disclose in such annual report a per share estimated value of the Shares, the method by which it was developed, and the date of the data used to develop the estimated value.

              (l) The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its organization or the rules of any national securities exchange on which the Preferred Stock will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Preferred Stock.

              (m) The Company will not issue any shares of Preferred Stock other than in the offering pursuant to this Agreement. If after the completion of such offering, there are unissued shares of Preferred Stock, the Company will reclassify those shares in a manner acceptable to the Underwriters.


         6.  Representations and Warranties of the Company.

         6.1 The Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:

              (a) The Company is eligible to use Form S-3 under the Act for the offering of Shares contemplated hereby. The Preliminary Prospectus, filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act and the applicable rules and regulations of the Commission thereunder, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

              (b) The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

              (c) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to Item 12 of Form S-3 under the Act complied or will comply, as the case may be, when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              (d) The Preliminary Prospectus and the Prospectus, if filed by electronic transmission pursuant to EDGAR, was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares, except to the extent permitted by Regulation S-T.

              (e) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the section captioned "Capitalization" in the column entitled "Actual" in the Prospectus (except for subsequent issuances thereof pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any securityholder of the Company. The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized by the Company and, when issued and delivered to the Underwriters against full payment therefor in accordance with the terms hereof will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; the capital stock of the Company conforms to the description thereof in the Prospectus (or any amendment or supplement thereto). The form of certificate used to evidence the Shares is in due and proper form and complies with the applicable statutory requirements, with any applicable requirements of the declaration of trust or bylaws of the Company and with the requirements of the NYSE. The preferred units (the "Units") have been duly authorized and, when issued and delivered by the Operating Partnership to the Company in exchange for the Company's contribution to the Operating Partnership of the net proceeds from the sale of the Shares, will be validly issued, fully paid and non-assessable limited partnership interests in the Operating Partnership, and the issuance of the Units will not be subject to any preemptive or similar rights.

              (f) The Company and each of the entities set forth on
Schedule II attached hereto (the "Subsidiaries" or individually each a "Subsidiary") is duly organized and validly existing and in good standing under the laws of the state of its organization and has the power and authority to own and lease its properties and to conduct its business as described in the Prospectus and is duly qualified to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except where the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations or prospects of the Company and the Subsidiaries considered as one enterprise (a "Material Adverse Effect").

              (g) Except as otherwise stated in the Registration
Statement and the Prospectus, all of the issued and outstanding capital stock, partnership interests or other ownership interest in each of the Company's Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, encumbrances, equities or claims.

              (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened to which the Company or the Subsidiaries is a party or to which any of the properties described in the Registration Statement or the Prospectus (the "Properties" or individually each a "Property") of the Company or the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company and the Operating Partnership, threatened, against or involving the Company or the Subsidiaries or the Properties, which might reasonably be expected to individually or in the aggregate adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect. There are no statutes, contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

              (i) Neither the Company nor any of the Subsidiaries is (i) in violation of (A) its declaration of trust, certificate or articles of incorporation, bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or the Properties, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or the Properties; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an "Existing Instrument") to which the Company or any of the Subsidiaries is a party or by which any of their properties may be bound, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of the Subsidiaries, as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

              (j) This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. The Company has the power and authority to enter into this Agreement and to issue and deliver the Shares as provided in this Agreement. The Operating Partnership has the power and authority to enter into this Agreement and to issue and deliver the Units to the Company as provided in this Agreement.

              (k) None of the issuance and sale of the Shares by the Company, the issuance of the Units by the Operating Partnership, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership, nor the consummation by the Company and the Operating Partnership of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the listing of the Shares for trading on the NYSE, the registration of the Preferred Stock under the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company's declaration of trust or the Company's bylaws or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of their properties may be bound, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their properties, or (iv) results in a breach of, or default under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect.

              (l) Except as described in the Prospectus, and except for options to purchase capital stock issued pursuant to the Company's 1998 Share Option Incentive Plan, as amended and dividend reinvestment plans, neither the Company nor any of the Subsidiaries has outstanding and at the Closing Date and the Additional Closing Date, as the case may be, will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

              (m) KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.

              (n) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The Summary Financial Table included in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement. The Company's ratios of earnings to fixed charges set forth in the Prospectus has been calculated in compliance with Item 503(d) of Regulation S-K under the Act. The audited financial statements for the Company and the Operating Partnership for the year ended December 31, 2001 are not available. The Company meets the conditions prescribed under paragraph (c) of Regulation 210.3-01 of Regulation S-X of the Commission.

              (o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Change with respect to the Company and its Subsidiaries considered as one enterprise, (B) there have been no transactions entered into other than those arising in the ordinary course of business, or direct or contingent liabilities or obligations incurred, by the Company or any of the Subsidiaries, which are material with respect to the Company and the Subsidiaries considered as one enterprise and
(C) except for regular dividends on the Company's common stock, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (p) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus or other offering material, if any, as permitted by the Act.

              (q) The Company and each of the Subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date and the Additional Closing Date, as the case may be, all stock transfer and other taxes that are required to be paid in connection with the sale of the Shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

              (r) Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Shares, the issuance and sale of the Units, and the application of the proceeds thereof as described in the Prospectus, will be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

              (s) Each of the Company and the Subsidiaries has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Registration Statement and the Prospectus or (ii) those which do not, singly or in the aggregate, materially affect the value of such property and do not have or will not result in a Material Adverse Effect on the use made and proposed to be made of such property by the Company or its Subsidiaries. All property (real and personal) held under lease by the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect. To the best knowledge of the Company, none of the tenants of the Properties, which are not Subsidiaries, is in default under any of the ground leases or other occupancy or license agreements relating to any of the Properties, which default would have a Material Adverse Effect and there does not exist any state of facts that constitutes an event of default on the part of any such tenant or that, with notice or lapse of time or both would constitute such an event of default. Each of the properties of the Company and the Subsidiaries comply in all material respects with all laws and regulations. Without limiting the generality of the foregoing, the use and occupancy of each of the properties of the Company and the Subsidiaries complies in all material respects with all laws and regulations, including, without limitation, applicable codes and zoning laws and regulations. The Company and the Subsidiaries have no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company and the Subsidiaries. The Company and the Subsidiaries have no knowledge of any pending or threatened proceeding or action that will in any manner materially affect the size of, use of, improvements or construction on, or access to any of the properties of the Company or the Subsidiaries.

              (t) Each of the Company and the Subsidiaries possesses such permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter "permit" or "permits") as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and the Subsidiaries has operated and is operating its business in material compliance with all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, except where such revocation or termination would not have a Material Adverse Effect; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of the Subsidiaries or the Properties.

              (u) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (v) Each of the Company and the Subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, and other similar rights, including without limitation, hotel brand and franchise licenses, currently employed by the Company and the Subsidiaries in connection with their business as described in the Prospectus, and none of the Company or its Subsidiaries has received any notice or has become aware of any infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in or contemplated by the Prospectus.

              (w) The Company and each of the Subsidiaries and Properties are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of the Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

              (x) Except as otherwise stated in the Registration
Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries or their properties is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) neither the Company nor any of the Subsidiaries or their properties fails to possess any permit, authorization or approval required under any applicable Environmental Laws or to be in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries or their properties, (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries or their properties relating to Hazardous Materials or any Environmental Laws, and (E) the Company and the Subsidiaries and their properties are not subject to any costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous waste).

              (y) The assets of the Company and the Subsidiaries do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereof.

              (z) Title insurance in favor of the Company and the Subsidiaries is maintained with respect to each of the Properties in an amount at least equal to the cost of acquisition of such Property.

              (aa) The Company has operated since its initial public offering and intends to continue to operate in such a manner as to qualify to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"). The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification, as a real estate investment trust.

              (bb) During the period of at least the last 12 calendar months prior to the date of this Agreement, the Company has timely filed with the Commission all documents and other material required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. During the period of at least the last 36 calendar months preceding the date hereof, the Company has filed all reports required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act. As of the date hereof, the aggregate market value of the Company's voting shares of beneficial interest held by non-affiliates of the Company was equal to or greater than $150 million.

              (cc) The Shares will be treated as equity securities for U.S. federal income tax purposes.

              (dd) All leases of the Properties which the Operating Partnership owns, or in which the Operating Partnership has an interest, as a lessor are treated as true leases for federal income tax purposes.

              (ee) The Company is the sole general partner of the Operating Partnership and owns, directly, all of the outstanding general partnership interests in the Operating Partnership; 97.6% of the total outstanding partnership interests in the Operating Partnership are owned directly by the Company.

              (ff) There is no strike or work stoppage existing or, to the knowledge of the Company and the Operating Partnership, threatened against the Company, the Subsidiaries or any of their properties. The Company does not have any knowledge as to any intentions of any key employees or any group of employees to leave the employ of the Company or the Subsidiaries where such departure would have a Material Adverse Effect.


         7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(f), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys' fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the fees and expenses associated with listing the Shares on the NYSE; (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent or registrar; (vii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters;
(viii) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (ix) the transportation, lodging, graphics and other expenses incidental to the Company's preparation for and participation in the "roadshow" for the offering contemplated hereby. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(h) hereof, the Company agrees to reimburse the Underwriters as provided in Section 5.1(h).

         8. Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys' fees and expenses (collectively, "Damages") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

          If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the "indemnifying party" or "indemnifying parties"), and such indemnifying party(s), upon request of such Underwriter or such controlling person, shall retain counsel reasonably acceptable to such Underwriter or such controlling person and shall pay all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to retain counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 8.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, officers who sign the Registration Statement and any person who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, up to the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company, any of its trustees, any of its officers or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its trustees, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

         In any event, any indemnifying party hereunder will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified party or any person who controls the indemnified party within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all indemnified parties and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

         If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative and several fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

          Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company its trustees or officers or any person controlling the Company (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its trustees or officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

         9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

              (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and all filings required by Rule 424(b) under the Act shall have been timely made.

              (b) You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any change in the capital stock of the Company or the Subsidiaries or any material change in the indebtedness (other than in the ordinary course of business) of the Company or any of the Subsidiaries, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company or any of the Subsidiaries that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company or any of the Subsidiaries,
(iii) no loss or damage (whether or not insured) to the property of the Company or any of the Subsidiaries shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of the Subsidiaries or the Properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or the Subsidiaries or the Properties that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Shares as contemplated hereby.

              (c) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Sidley Austin Brown & Wood, LLP counsel to the Company, substantially to the effect that:

                  (i) The Company is a real estate investment trust duly formed and validly existing in good standing under the laws of the State of Maryland, with full trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not result in a Material Adverse Effect.

                  (ii) Each of the Designated Subsidiaries, as set forth on
Schedule II, is duly formed, validly existing, and in good standing under the laws of the jurisdiction of its formation, with full power and authority to own and lease its properties and to conduct its business as described in the Prospectus, and is duly qualified as a foreign entity to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and except as otherwise described in the Prospectus, all of the issued and outstanding shares of capital stock, partnership interests and other ownership interests of each of the Designated Subsidiaries have been duly authorized and validly issued, and are fully paid and, except for general partnership interests, nonassessable, and to the best of such counsel's knowledge are owned by the Company, directly or indirectly, free and clear of any security interest, lien, adverse claim, equity or other encumbrance.

                 (iii) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" in the final prospectus supplement constituting part of the Prospectus, and the Shares conform in all material respects to the description of the Preferred Stock in the Prospectus. Except as included or incorporated by reference in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

              (iv) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable, and are free of any preemptive or similar rights arising under Maryland law, the Company's declaration of trust or bylaws, or, to the best of such counsel's knowledge, otherwise, that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company.

              (v) To the best of the knowledge of such counsel, neither the Company nor any of the Subsidiaries is in violation of its declaration of trust, certificate or articles of incorporation, bylaws, or other organizational documents.

              (vi) None of the offer, sale or delivery of the Shares by the Company, the issuance of the Units to the Company by the Operating Partnership, the execution, delivery or performance by the Company and the Operating Partnership of this Agreement, compliance by the Company and the Operating Partnership with all provisions hereof nor consummation by the Company and the Operating Partnership of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the declaration of trust, certificate or articles of incorporation, bylaws, or other organizational documents of the Company, the Designated Subsidiaries (as set forth in Schedule II), or, to the best of such counsel's knowledge, any other Subsidiary other than the Designated Subsidiaries, or any material agreement, indenture, lease or other instrument to which the Company, the Designated Subsidiaries, or, to the best of such counsel's knowledge, any other Subsidiary other than the Designated Subsidiaries, is a party or by which any of their properties is bound or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Designated Subsidiaries, or, to the best of such counsel's knowledge, any other Subsidiary other than the Designated Subsidiaries, except for such liens, charges or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect, or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company, the Designated Subsidiaries, or, to the best of such counsel's knowledge, any other Subsidiary other than the Designated Subsidiaries, or their respective properties.

              (vii) Except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or the Subsidiaries, or the properties of either the Company or any of the Subsidiaries: (A) which might reasonably be expected to, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; or (B) that are required to be described in the Registration Statement or the Prospectus that are not described as required therein.


              (viii) Such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed that have not been so summarized or disclosed or filed.

              (ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

              (x) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

              (xi) The form of certificate used to evidence the Shares is in due and proper form and complies with any applicable requirements of the declaration of trust and bylaws of the Company and with the applicable statutory requirements.

              (xii) The Company has the trust power and authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it to the Underwriters as provided herein. The Agreement has been duly authorized, executed and delivered by the Company.

              (xiii) The Operating Partnership has the partnership power and authority to enter into this Agreement and to issue and deliver the Units to be delivered to the Company as provided herein. This Agreement has been duly authorized, executed and delivered by the Operating Partnership. The Company is the sole general partner of the Operating Partnership and owns, directly, all of the outstanding general partnership interests in the Operating Partnership.

              (xiv) The Shares to be issued and sold to the Underwriters by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, such Shares will be validly issued, fully paid and nonassessable, and free of any preemptive or similar rights arising under Maryland law, the Company's declaration of trust or bylaws, or, to the best of such counsel's knowledge, otherwise, that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company.

              (xv) The Units to be issued to the Company by the Operating Partnership upon the contribution of the net proceeds from the sale of the Shares to the Operating

Partnership by the Company have been duly authorized and, when issued and delivered to the Company, such Units will be validly issued, fully paid and nonassessable and the issuance of the Units will not be subject to any preemptive or similar rights that would entitle any person to acquire any Units upon the issuance thereof by the Operating Partnership.

              (xvi) The Registration Statement has been declared effective by the Commission under the Act. To the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

              (xvii) The Registration Statement, the Prospectus, including any document incorporated or deemed incorporated by reference therein pursuant to
Item 12 of Form S-3, and each amendment or supplement to the Registration Statement and the Prospectus including any document incorporated or deemed incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.

              (xviii) Neither the Company nor the Operating Partnership is an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

              (xix) The statements (i) in the final prospectus supplement constituting part of the Prospectus under the captions "Description of the Series A Preferred Shares" and "Federal Income Tax Consequences", and (ii) in the final prospectus constituting part of the Prospectus under the captions "Risk Factors - The Ability of our Shareholders to Effect a Change of Control is Limited," "Description of Common Shares," "Description of Preferred Shares," and "Restrictions on Ownership of Capital Shares", insofar as such statements constitute matters of law, summaries of legal matters, the Company's declaration of trust or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

              (xx) Commencing with the Company's taxable year ending December 31, 1998, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, and its organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

              (xxi) The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation.

              (xxii) The discussion in the Prospectus under the caption "Federal Income Tax Considerations" in the prospectus supplement fairly summarizes the federal income tax considerations that are likely to be material to a holder of Preferred Stock.

              (xxiii) The Company's articles supplementary for the Preferred Stock have been filed and are effective in accordance with Maryland law.

         In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and the Additional Closing Date, as the case may be.

         In addition to the opinion set forth above, counsel will also state the such counsel has participated in conferences with officers and other representatives of the company, representatives of the independent public accountants for the Company, and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel may state that such counsel is not passing upon, and does not assume any responsibility for the accuracy, completeness or fairness of, the statements contained or incorporated by reference in the Registration Statement and the Prospectus and such counsel has not made any independent check or verification thereof (except as set forth in Section 9(c)(viii), Section 9(c)(xix) and Section 9(c)(xxii)), during the course of such participation, no facts came to such counsel's attention that have caused such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel may state that they express no belief with respect to the financial statements, schedules and other financial and statistical data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus.

                  (d) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of McGuireWoods LLP, as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to such matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                  (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from the firm of KPMG LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date or Additional Closing Date, as the case may be, as if made on and as of the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and the Operating Partnership (or such other officers as are acceptable to you) to the effect set forth in this Section 9(f) and in Sections 9(b) and 9(h) hereof.

                  (g) The Company shall not have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

                  (h) The Company and the Operating Partnership shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

          The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Additional Closing Date of the conditions set forth in this Section 9, except that, if the Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

          If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

         10. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

         11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares that it or they have agreed to purchase hereunder, and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Shares set forth opposite its name in
Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven
(7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

         12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, in your sole judgment, (i) trading in the Company's common stock or preferred stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a material disruption in commercial banking activities shall have occurred in the United States, or
(iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

         13. Information Furnished by the Underwriters. The Company acknowledges that the following information under the caption "Underwriting" in the prospectus supplement constituting part of the Prospectus constitutes the only information furnished by or on behalf of the Underwriters through you expressly for use in the Registration Statement, the Preliminary Prospectus, or the Prospectus, as such information is referred to in Sections 6.1(a), 6.1(c) and 8 hereof: (i) the first sentence of the seventh paragraph; (ii) the information in the sixth paragraph, in so far as it relates to market making transactions; (iii) the information in the eighth paragraph, in so far as it relates to stabilization and related matters; and (iv) the information in the ninth paragraph, in so far as it relates to penalty bids.

         14. Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

             (i)     to the Company or the Operating Partnership

                     LaSalle Hotel Properties
                     4800 Montgomery Lane
                     Suite M25
                     Bethesda, MD 20814
                     Attn:  Chief Financial Officer

                     with a copy to

                     Sidley Austin Brown & Wood, LLP
                     555 California Street
                     Suite 5000
                     San Francisco, CA 94104
                     Attn:  Michael Taylor

             (ii)    to the Underwriters

                     Raymond James & Associates, Inc.
                     880 Carillon Parkway
                     St. Petersburg, Florida  33716
                     Attn:  John Blackmon

                     with a copy to

                     McGuireWoods LLP
                     1050 Connecticut Avenue, N.W.
                     Suite 1200

                     Washington, D.C. 20036
                     Attn:  David H. Pankey


          This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its trustees and officers.

         15. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder.

          This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

          This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

          The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Operating Partnership and the several Underwriters.

                                Very truly yours,

                                LaSalle Hotel Properties


                                 /s/ Hans S. Weger
                                -----------------------------------------------
                                Hans S. Weger
                                Executive Vice President, Chief Financial
                                  Officer and Treasurer


                               LaSalle Hotel Operating Partnership L.P.

                               By: LaSalle Hotel Properties, its general partner




                               By:   /s/ Hans S. Weger
                               ------------------------------------------------
                               Name: Hans S. Weger
                               Title: Executive Vice President, Chief Financial
                                      Officer and Treasurer





CONFIRMED as of the date first above
mentioned, on behalf of the
Representatives and the other several
Underwriters named in Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.



By:  /s/ J. Davenport Mosby, III
     ----------------------------------------
         Authorized Representatives

                                  SCHEDULE I

                                                                   Number
                 Name                                           Firm Shares
---------------------------------------                         -----------
Raymond James and Associates, Inc.                              1,044,000

Legg Mason Wood Walker, Incorporated                            1,044,000

Prudential Securities Incorporated                              1,044,000

SG Cowen Securities Corporation                                   348,000













Total:                                                           3,480,000
                                                                ===========

                                                                   Schedule II


1.   LaSalle Hotel Operating Partnership L.P. *
2.   LaSalle Hotel Lessee, Inc. *
3.   LHO Financing Partnership I, LP *
4.   LHO Financing, Inc. *
5.   LHO Carlyle 540, L.L.C. *
6.   Chicago 540 Hotel, L.L.C. *
7.   Chicago 540 Lessee, Inc.
8.   LHO Harborside Hotel, L.L.C. *
9.   LHO Mission Bay Hotel, L.P. *
10.  LHO Viking Hotel, L.L.C.
11.  LHO Hollywood LM, L.P. *
12.  LHO Hollywood Financing, Inc. *
13.  LHO Key West HI, L.P. *
14.  LHO Key West Financing, Inc. *
15.  LHO New Orleans LM, L.P. *
16.  LHO New Orleans Financing, Inc. *
17.  LHO Washington Hotel One, L.L.C. *
18.  LHO Washington Hotel Two, L.L.C. *
19.  LHO Washington Hotel Three, L.L.C. *
20.  LHO Washington Hotel Four, L.L.C. *
21.  I&G Capitol, L.L.C. *
22.  LaSalle Washington One Lessee, Inc. *
23.  LaSalle Washington Two Lessee, Inc. *
24.  LaSalle Washington Three Lessee, Inc. *
25.  LaSalle Washington Four Lessee, Inc. *
26.  LHO Washington Five Lessee, LLC
27.  540 Leaseco, L.L.C.
28.  LHO  Bloomington One Lessee LLC *
29.  LHO Key West One Lessee, LLC *
30.  LHO Dallas One Lessee, LLC
31.  LHO Dallas Beverages, Inc.
32.  LHO New Orleans One Lessee, LLC

* A Designated Subsidiary

(All entities listed are Subsidiaries, as that term is used in the Agreement. All entities marked with an * are Designated Subsidiaries.)